UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): December 23, 2005

BEXIL CORPORATION
 (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	File Number 001-12233 (Commission File Number)	13-3907058 (I.R.S. Employer Identification No.)

11 Hanover Square, New York, New York (Address of principal executive offices)	10005 (Zip code)

Registrant's telephone number, including area code: 1-212-785-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrants Business and Operations

Item 1.01. Entry Into a Material Definitve Agreement

On December 23, 2005, Bexil Corporation entered into a Stock Purchase Agreement for the sale of its 50% interest in privately held York Insurance Services Group, Inc. ("York") to York Insurance Acquisition , Inc. ("York Acquisition"), a newly formed entity controlled by Odyssey Investment Partners, LLC and certain other investors for approximately $39 million in cash. A special committee of independent directors, having evaluated the fairness of the transaction, and the Board of Directors of Bexil, have approved the transaction, which is subject to the approval of the holders of at least a majority of Bexil's outstanding common stock. Holders of approximately 32% of Bexil's stock have entered into an agreement in which they have agreed to vote their shares in favor of the sale and against any action that would reasonably be expected to prevent the transactions contemplated by the sale. Preliminary proxy material is expected to be filed with the Securities and Exchange Commission, and upon approval, definitive proxy material is anticipated to be distributed to stockholders seeking approval in the first quarter of 2006. Completion of the transaction is also subject to the consummation of an agreement by the other 50% owner of York, Thomas C. MacArthur, to sell a portion of his shares to York Acquisition and rollover his other shares of York to York Acquisition's parent, York Insurance Holdings, Inc., and other customary conditions to closing.

The description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the agreement, a copy of which is included under Item 9.01(d) as Exhibit 2.1 to this Current Report and is included in this item by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
2.1
Stock Purchase Agreement dated as of December 23, 2005 by and among York Insurance Holdings, Inc., York Insurance Acquisition, Inc., and Bexil Corporation, for the sale of Bexil Corporation's 50% interest in privately held York Insurance Services Group, Inc. to York Insurance Acquisition, Inc.

2.2	Voting Agreement, dated as of December 23, 2005, among York Insurance Holdings, Inc. and certain stockholders of Bexil Corporation named therein,
99.1	Press Release issued by Bexil Corporation, dated December 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 28, 2005

BEXIL CORPORATION By: /s/Thomas B. Winmill Thomas B. Winmill Chief Executive Officer

EXHIBITS

Exhibit No.	Description
2.1
Stock Purchase Agreement dated as of December 23, 2005 by and among York Insurance Holdings, Inc., York Insurance Acquisition, Inc., and Bexil Corporation, for the sale of Bexil Corporation's 50% interest in privately held York Insurance Services Group, Inc. to York Insurance Holdings, Inc.

2.2	Voting Agreement, dated as of December 23, 2005, among York Insurance Holdings, Inc. and certain stockholders of Bexil Corporation named therein,
99.1	Press Release issued by Bexil Corporation, dated December 27, 2005

Exhibit 2.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

YORK INSURANCE HOLDINGS, INC.,

YORK INSURANCE ACQUISITION, INC.

AND

BEXIL CORPORATION

DATED AS OF DECEMBER 23, 2005

STOCK PURCHASE AGREEMENT

TABLE OF CONTENTS

	ARTICLE I SALE; CLOSING	2
1.1	Sale of the Equity Securities	2
1.2	Purchase Price for the Equity Securities	2
1.3	Closing Costs; Transfer Taxes and Fees	2
1.4	The Closing	2
1.5	Conveyances and Deliveries at the Closing	2
1.6	Withholding Rights	3
	ARTICLE II REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES	4
2.1	Organization and Related Matters	4
2.2	Authorization; Consents and Approvals	4
2.3	No Conflicts	4
2.4	No Brokers or Finders	4
2.5	Legal Proceedings	4
2.6	Operation of Buyer Parties	5
2.7	Investment Representations	5
2.8	MacArthur Agreements	5
	ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER	5
3.1	Organization, etc	6
3.2	Authorization	6
3.3	No Conflicts	6
3.4	Ownership and Transfer of Bexil Shares	6
3.5	Consents, etc	7
3.6	Disclosure Documents	7
3.7	Litigation	7
3.8	Opinion of Financial Adviser	7
3.9	No Brokers or Finders	7
3.10	Vote Required	8
	ARTICLE IV COVENANTS AND AGREEMENTS OF THE PARTIES	8
4.1	Expenses	8
4.2	Publicity	8
4.3	Additional Agreements; Approvals; Consents	8
4.4	Books and Records	9
4.5	Notification of Certain Matters	9
4.6	Consideration for MacArthur Transactions	9
	ARTICLE V COVENANTS AND AGREEMENTS OF THE SELLER	10
5.1	Proxy Statement	10
5.2	Bexil Stockholders' Meetings	10
5.3	No Solicitation of Other Proposals	10
5.4	Waiver of Rights of Existing Stockholders Agreement	12
5.5	Stockholder Distributions	13
	ARTICLE VI CONDITIONS TO THE CLOSING	13
6.1	Conditions to the Closing Relating to Buyer	13
6.2	Conditions to the Closing Related to the Seller	14
	ARTICLE VII MISCELLANEOUS	15
7.1	Termination	15
7.2	Non-Survival of Representations and Warranties	17
7.3	Notices	18
7.4	Counterparts	19
7.5	Section Headings	19
7.6	Amendments; No Waivers	19
7.7	Entire Agreement; No Assignment	19
7.8	Governing Law	19
7.9	Severability	19
7.10	Cumulative Remedies	19
7.11	JURISDICTION	20
7.12	Attorneys' Fees	20
	ARTICLE VIII DEFINITIONS	20
8.1	General	20
8.2	Definitions	21

        This STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of December 23, 2005 by and among York Insurance Holdings, Inc., a Delaware corporation (“Parent”), York Insurance Acquisition, Inc., a Delaware corporation (“Buyer” and together with Parent, “Buyer Parties”), and Bexil Corporation, a Maryland corporation (the “Seller”).

W I T N E S S E T H:

        WHEREAS, the Seller holds 500 common shares (the “Bexil Shares”) of York Insurance Services Group, Inc., a Delaware corporation (“York”), which common shares constitute fifty percent of the outstanding Equity Securities of York, and subject to the terms hereof, desires to sell all such Bexil Shares to Buyer (the “Bexil Sale”);

        WHEREAS, Thomas MacArthur, an individual (“MacArthur”), holds 500 common shares (the “MacArthur Shares”) of York, which common shares constitute fifty percent of the outstanding Equity Securities of York, and pursuant to the terms and conditions of a stock purchase agreement among Buyer Parties and MacArthur executed simultaneously with the execution of this Agreement (the “MacArthur Purchase Agreement”), desires to (i) sell a portion of the MacArthur Shares to Buyer (the “MacArthur Sale”) and (ii) contribute a portion of the MacArthur Shares (the “MacArthur Contribution Shares”) to Parent (the “MacArthur Contribution” and, together with the MacArthur Sale, the “MacArthur Transactions” and, together with the Bexil Sale, the “Transactions”);

        WHEREAS, the board of directors of the Seller (the “Board of Directors”), based upon the recommendation of a special committee of the Board of Directors (the “Special Committee”) which, among other things, evaluated the fairness of the transactions contemplated hereby, has determined that this Agreement and the Bexil Sale are advisable, fair to and in the best interests of the Seller and its stockholders, has recommended that its stockholders approve this Agreement and the Bexil Sale contemplated hereby and has directed that the Bexil Sale and this Agreement be submitted for consideration at a special meeting of stockholders (“Bexil Stockholders Meeting”);

        WHEREAS, as a condition to Buyer Parties’ willingness to enter into this Agreement, simultaneously with the execution of this Agreement, Parent and certain stockholders of the Seller are entering into a Voting Agreement pursuant to which they have agreed to take certain actions in support of this Agreement; and

        WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Article VIII hereof.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms and conditions contained herein, the parties hereto do hereby agree as follows:

ARTICLE I

SALE; CLOSING

1.1 Sale of the Equity Securities. Upon the terms and subject to the conditions contained herein, on the Closing Date, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from the Seller, all of the Bexil Shares free and clear of all Encumbrances.

1.2 Purchase Price for the Equity Securities. Upon the terms and subject to the conditions contained herein, as consideration for the acquisition of all of the Bexil Shares, Buyer Parties shall pay to the Seller an amount in cash equal to $38,864,121 less the aggregate amount of Stockholder Distributions received by the Seller after the date hereof (the “Purchase Price”). The Purchase Price will be paid by wire transfer of immediately available United States federal funds to, or for the account of, the Seller in accordance with written instructions provided by the Seller not less than three business days prior to the Closing Date.

1.3 Closing Costs; Transfer Taxes and Fees. The Seller shall be responsible for any documentary and transfer Taxes and any sales, use or other Taxes imposed by reason of the transfers of the Bexil Shares provided hereunder and any deficiency, interest or penalty asserted with respect thereto and shall timely file all Tax Returns with respect to such transfer Taxes.

1.4 The Closing. The Closing of the transactions provided for in this Agreement shall be held in New York, New York at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York at 10:00 a.m. on the first business day following satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature must be satisfied on the date of the Closing) or at such other time and place as the parties may mutually agree (the “Closing Date”).

1.5 Conveyances and Deliveries at the Closing.

    (a)        Deliveries by the Seller. On the Closing Date, the Seller shall deliver or cause to be delivered to Buyer Parties the following:

(i) stock certificates representing the Bexil Shares, duly endorsed in blank or accompanied by duly executed stock transfer powers;

    (ii)               a termination agreement duly executed by the Seller, York and MacArthur pursuant to which the Stockholders Agreement, dated as of January 18, 2002, among the Seller, MacArthur and York (the “Existing Stockholders Agreement”) is terminated;

    (iii)               an affidavit, stating, under penalty of perjury, as to non-foreign status of the Seller as required by Section 1445(b)(2) of the Code and any clearance certificate or similar document(s) that may be required by any state taxing authority in order to relieve Buyer Parties of any obligation to withhold any portion of the Purchase Price;

(iv) copies of the documents referred to in Section 6.1(c);

(v) all Approvals from third parties as are required in order for the Seller to consummate the transactions contemplated hereby;

(vi) the certificates referred to in Section 6.1(f); and

(vii) such other documents and instruments as are required pursuant to this Agreement or as may reasonably be requested by Buyer Parties or their counsel.

    (b)        Deliveries by Buyer Parties. On the Closing Date, Buyer Parties shall deliver or cause to be delivered the following:

(i) resolutions adopted by the board of directors of each Buyer Party approving this Agreement and the transactions contemplated hereby or thereby, certified by each Buyer Party’s corporate secretary;

(ii) all Approvals from third parties as are required in order for Buyer Parties to consummate the transactions contemplated hereby;

(iii) the payment of the Purchase Price required by Section 1.2;

(iv) the certificates of Buyer Parties referred to in Section 6.2(e); and

(v) such other documents and instruments as are required pursuant to this Agreement or as may reasonably be requested by the Seller or its counsel.

    (c)        Form of Documents. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably and mutually satisfactory to Buyer Parties and the Seller.

        1.6 Withholding Rights. Buyer Parties shall be entitled to deduct and withhold from the Purchase Price and any other amounts otherwise payable pursuant to this Agreement such amounts as Buyer Parties are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Buyer Parties, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. As of the date of this Agreement, assuming Seller provides the materials specified in Section 1.5(a)(iii) on the Closing Date, the parties hereto believe that Buyer Parties are not required under the Code or any provision of state, local or foreign Tax Law currently in effect to deduct or withhold any amounts with respect to the making of the payment of the Purchase Price or any other amounts otherwise payable to Seller pursuant to this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

        Buyer Parties hereby represent and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

        2.1 Organization and Related Matters. Each Buyer Parties is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer Parties each have all necessary corporate power and authority to carry on its business as it is now being conducted. Each Buyer Party has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

        2.2 Authorization; Consents and Approvals. The execution, delivery and performance of this Agreement and each other agreement, document, instrument or certificate contemplated hereby or to be executed in connection with the consummation of the transactions contemplated hereby by each Buyer Party, and the consummation by each Buyer Party of the transactions contemplated hereby, have been duly and validly authorized by the boards of directors of each Buyer Party and by all other necessary corporate action on the part of Buyer Parties. This Agreement has been, and upon execution thereof by each Buyer Party, shall be, duly and validly executed and delivered by each Buyer Party and constitutes or will constitute the legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect and equitable principles relating to or limiting creditors’ rights and remedies generally. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Entity is necessary for the consummation by any Buyer Party of the transactions contemplated hereby that has not been obtained by such Buyer Party, except for filings and registrations to be made pursuant to the HSR Act.

        2.3 No Conflicts. The execution, delivery and performance of this Agreement by each Buyer Party, the consummation of the transactions contemplated hereby, and compliance with the terms hereof will not conflict with, violate or result in the loss of any benefit under the provisions of, or constitute a breach or default, whether upon lapse of time and/or the occurrence of any act or event or otherwise, or require any Approval under (a) the charter documents or by-laws of each Buyer Party, (b) any Law to which any Buyer Party or its property or assets is subject or (c) any Contract to which any Buyer Party is a party, except for filings and registrations to be made pursuant to the HSR Act.

        2.4 No Brokers or Finders. No agent, broker, finder, financial advisor or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Buyer Parties or their Affiliates or any of their partners, directors, officers, employees or agents in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or such transactions.

        2.5 Legal Proceedings. There is no Order or Action pending or, to the Knowledge of any Buyer Party, threatened against any Buyer Party or any director, officer or employee of any Buyer Party (in his or her capacity as such) that individually or when aggregated with one or more other Orders or Actions has had or might reasonably be expected to have a Material Adverse Effect on any Buyer Party’s ability to perform this Agreement.

      2.6 Operation of Buyer Parties. Buyer Parties were formed solely for the purpose of engaging in the Transactions contemplated by this Agreement and the MacArthur Purchase Agreement, have engaged in no other business activities and have conducted their operations only as contemplated in this Agreement and the MacArthur Purchase Agreement.

      2.7 Investment Representations.

    (a)        Buyer Parties are acquiring the Bexil Shares for their own account for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing any thereof. Buyer Parties understand and acknowledge that the Bexil Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not be transferable except (i) pursuant to an effective registration statement under the Securities Act or (ii) if the proposed transfer is exempt from registration or qualification under the Securities Act and applicable state securities Laws.

    (b)        Buyer Parties understand that no public market now exists or may in the future exist for any of the Bexil Shares.

    (c)        Buyer Parties have reviewed the business and affairs of York and its Subsidiaries and has made a detailed inquiry concerning the business and personnel thereof. Buyer Parties have sufficient knowledge and experience so that they are capable of evaluating the risks and merits of their purchase of the Bexil Shares and Buyer Parties are able to bear the loss of their entire investment therein.

        2.8 MacArthur Agreements. Buyer Parties have not entered into any agreements or other arrangements with MacArthur (or any of his Affiliates) pursuant to which MacArthur (or any of his Affiliates) shall receive any compensation or other payments from Buyer Parties or York other than (i) as set forth in an employment agreement, by and between Parent and MacArthur, a copy of which has been delivered to the Seller on or prior to the date of this Agreement, (ii) as set forth in a stockholders agreement, by and among Parent, MacArthur and Odyssey Investment Partners Fund III, LP a copy of which has been delivered to the Seller on or prior to the date of this Agreement, and (iii) pursuant to a stock option agreement to be entered into on or prior to the Closing by and between Parent and MacArthur to issue MacArthur options to purchase such number of shares of Parent’s common stock as set forth on Exhibit F-2 to the MacArthur Purchase Agreement pursuant to a stock option plan the terms and conditions of which are described on Exhibit F-1 to the MacArthur Purchase Agreement (the agreements described in clauses (i), (ii) and (iii) above, the “MacArthur Agreements”). Without the Seller’s consent, Buyer Parties shall not modify any of the MacArthur Agreements on or prior to the Closing in a manner that would increase the compensation or other payments to be made to MacArthur thereunder from the terms and conditions of the MacArthur Agreements described in this Section 2.8.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller hereby represents and warrants to Buyer Parties as of the date hereof and as of the Closing Date, except as to any representation or warranty that specifically relates to another date or another period in which case such representation or warranty shall relate to such other date or other period as follows, and except as set forth in the Seller Disclosure Schedule:

        3.1 Organization, etc. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. The Seller has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. True, correct and complete copies of the charter documents and by-laws of the Seller as in effect on the date hereof and on the Closing Date have been made available to Buyer Parties.

        3.2 Authorization. The Seller has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated hereby to be executed by the Seller in connection with the consummation of the transactions contemplated hereby and such ancillary documents, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such ancillary documents by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized and declared advisable by at least a majority of the members of the Board of Directors based upon the recommendation of the Special Committee and, upon receipt of the approval of the holders of at least a majority of the outstanding shares of the Seller’s common stock of this Agreement and the Bexil Sale contemplated hereby, each voting as provided under the MGCL and in the charter and by-laws of the Seller (such receipt of approval being the “Required Vote”), the execution, delivery and performance of this Agreement and such ancillary documents by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby shall have been duly and validly authorized by all necessary corporate action on the part of the Seller and the Seller’s stockholders. This Agreement has been, and such ancillary documents shall be, duly executed and delivered by the Seller and constitutes or will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws and equitable principles relating to or limiting creditors’ rights generally.

        3.3 No Conflicts. Except as set forth in Section 3.3 of the Seller Disclosure Schedule, the execution and delivery of this Agreement and each other agreement, document, instrument or certificate contemplated hereby to be executed by the Seller in connection with the consummation of the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby or compliance by the Seller with any of the provisions hereof or thereof will not violate the provisions of, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise, or result in the creation or vesting of any payment or other right of any Person, under (a) the charter documents or by-laws of the Seller, (b) any Law or Order of any Governmental Entity applicable to the Seller or by which any of the properties or assets of the Seller are bound, except for filings and registrations to be made pursuant to the HSR Act, or (c) any material Contract or Permit to which the Seller is a party or by which any of the properties or assets of the Seller are bound.

        3.4 Ownership and Transfer of Bexil Shares. The Seller is the record and beneficial owner of 500 Shares, free and clear of any and all Encumbrances, except those Encumbrances arising under the Existing Stockholders Agreement. The Seller has the power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Buyer good and marketable title to such Shares, free and clear of any and all Encumbrances. Other than the Existing Stockholders Agreement, the Seller is not a party to any Contract with respect to any Equity Securities of York or its Subsidiaries, including, but not limited to, any Contract that could require the Seller to sell, transfer, or otherwise dispose of any of its Shares other than pursuant to this Agreement.

        3.5 Consents, etc. There are no Permits, Orders or Approvals of any Governmental Entity or any other Person required to be obtained by the Seller in order to execute and deliver this Agreement and consummate the transactions contemplated hereunder, except for filings and registrations pursuant to the HSR Act. The Seller has obtained all such Permits, Orders and Approvals necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for filings and registrations pursuant to the HSR Act.

      3.6 Disclosure Documents.

    (a)        The Proxy Statement and any Other Filings, and any amendments or supplements thereto, when filed by the Seller with the SEC, or when distributed or otherwise disseminated to the Seller’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act and other applicable Laws.

    (b)        (A) The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Seller, at the time of the Required Vote, and at Closing and (B) any Other Filings or any supplement or amendment thereto, at the time of the filing thereof and at the time of any distribution or dissemination thereof, in each case, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.6(b) will not apply to statements or omissions included in the Proxy Statement or any Other Filings based upon information furnished in writing to the Seller by Buyer Parties specifically for use therein.

        3.7 Litigation. There is no Order or Action pending or, to the Knowledge of the Seller, threatened that seeks to prohibit or restrain the ability of the Seller to enter into this Agreement or consummate the transactions contemplated hereby.

        3.8 Opinion of Financial Adviser. The Special Committee of the Board of Directors has received the written opinion of a financial advisor (the “Seller Financial Advisor”),, such written opinion is to the effect that the consideration to be received by the Seller in the Bexil Sale is fair from a financial point of view to the Seller and its stockholders, and the Seller has delivered to Buyer Parties a true and complete copy of such opinion.

        3.9 No Brokers or Finders. Except for Chapman Associates and the Seller Financial Advisor, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

        3.10 Vote Required. The Required Vote is the only vote of any class or series of stock or other Equity Securities of the Seller that is necessary to approve the Bexil Sale and this Agreement.

ARTICLE IV

COVENANTS AND AGREEMENTS OF THE PARTIES

      4.1 Expenses.

    (a)        Subject to the provisions of Section 1.3, the Seller shall pay all of its Expenses. The Seller shall pay one quarter of the aggregate of any HSR Act filing fees paid with respect to the transactions contemplated hereby and by the MacArthur Purchase Agreement.

    (b)        Subject to the provisions of Section 1.3, Buyer Parties shall pay all of the Expenses incurred by Buyer Parties and their Affiliates. In addition, Buyer Parties shall pay one half of the aggregate of any HSR Act filing fees paid with respect to the transactions contemplated hereby and by the MacArthur Purchase Agreement.

      4.2 Publicity

    (a)        No party hereto shall issue any press release or other public statement with respect to the existence of this Agreement or the transactions contemplated hereby, except as such party’s counsel advises may be required by, or advisable under, Law (if so required or advisable, such press release or public statement shall be made only after consultation among the parties hereto), or as consented to by the parties.

    (b)        Each party hereto agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

        4.3 Additional Agreements; Approvals; Consents. Upon the terms and subject to the conditions set forth in this Agreement, each party hereto agrees, both before and after the Closing, to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to confirm and further the effectiveness of, in the most expeditious manner practicable, the transactions contemplated by this Agreement. The actions contemplated by this Section 4.3 shall include, but are not limited to: (a) the procurement of any Approvals from all Governmental Entities and the making of any necessary registrations or filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an Approval from, or to avoid an action or proceeding by, any Governmental Entity, (b) giving all notices to, and making all registrations and filings with third parties, including without limitation submissions of information requested by Governmental Entities; provided, however that neither the Seller nor Buyer Parties shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers or Approvals, (c) obtaining all necessary Permits required to be obtained under applicable Laws, (d) the defense of any Actions, whether judicial or administrative, challenging this Agreement and the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (e) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement and (f) the fulfillment of all conditions to this Agreement for which the party is responsible. Nothing in this Section 4.3 shall be considered a waiver by a party of any condition to the other parties’ obligation to consummate the transactions contemplated hereby, including, without limitation, obligations under any section of this Agreement to have obtained all necessary Approvals of any Governmental Entities or third parties prior to or on the Closing Date and each party hereby expressly reserves all remedies hereunder relating to any breach by the other parties of any representation or warranty or covenant in respect hereof.

        4.4 Books and Records. From and after the Closing Date, to the extent reasonably requested by any party hereto, each party hereto shall, and shall cause their respective Affiliates to, cooperate with and make available to the other party, during normal business hours, all books and records, information and employees (without substantial disruption of employment), as well as access to, and the cooperation of, the auditors of such party, retained and remaining in existence after the Closing which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees, or access to such auditors, for any reasonable business purpose. The party requesting any such books and records, information or employees, or access to such auditors, shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys’ fees, but excluding any reimbursement for salaries or benefits) reasonably incurred in connection with providing such books and records, information or employees, or access to such auditors.

        4.5 Notification of Certain Matters. A party shall give prompt notice to the other parties after becoming aware of (a) the occurrence, or failure to occur, of any event that would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) a material adverse effect on the Seller’s ability to consummate the transactions contemplated by this Agreement; and (b) any failure of any party to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect, or be deemed to cure any breach of, the representations, warranties, covenants and agreements of the parties or the conditions to their respective obligations hereunder. The notification obligations of each party set forth in this Section 4.5 shall expire upon the occurrence of the Closing on the Closing Date. The Seller shall also give prompt notice to Buyer Parties of any known material Default, or any known material claim made by, or known material Action threatened or commenced against, York or any of its Subsidiaries occurring prior to the Closing and not disclosed in the MacArthur Purchase Agreement.

        4.6 Consideration for MacArthur Transactions. Buyer Parties agree not to amend the MacArthur Purchase Agreement in a manner (or take any other action) that would increase the aggregate consideration for the MacArthur Shares to be sold to Buyer in the MacArthur Sale and contributed by MacArthur to Parent in the MacArthur Contribution from that set forth in the MacArthur Purchase Agreement delivered to Bexil on the date of this Agreement, unless Buyer Parties shall agree to increase the Purchase Price payable hereunder proportionately with any such increase in the aggregate consideration for the Bexil Shares. The consideration or any other payments to be made to MacArthur pursuant to the MacArthur Agreements shall not be deemed to be consideration for the MacArthur Shares.

ARTICLE V

COVENANTS AND AGREEMENTS OF THE SELLER

        5.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, the Seller shall prepare and file with the SEC a proxy statement relating to the meeting of the Seller’s stockholders to be held in connection with the Bexil Sale (together with any amendments thereof or supplements thereto, the “Proxy Statement”). In addition, the Seller shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC. The Seller will use all reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement and any Other Filings. As promptly as practicable after the clearance of the Proxy Statement by the SEC, the Seller shall mail the Proxy Statement to its stockholders. The Proxy Statement shall (subject to the last sentence of Section 5.3(c) hereof) include the Board Recommendation. The Seller shall permit Buyer Parties to review the Proxy Statement, and any supplements or amendments thereto, and Seller shall give reasonable consideration to any comments thereto made by Buyer Parties or their counsel, prior to mailing the Proxy Statement and any supplements or amendments thereto, to the stockholders of the Seller; provided that Buyer Parties review such documents in as expeditious a manner as practicably possible. If at any time prior to Closing, any event or circumstance relating to the Seller, or its respective officers or directors, should be discovered by the Seller which should be set forth in an amendment or a supplement to the Proxy Statement or any Other Filing, the Seller shall promptly notify Buyer Parties in writing and file such amendment. All documents that the Seller is responsible for filing in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act, the rules and regulations thereunder and all other applicable Laws.

        5.2 Bexil Stockholders’ Meetings. (a) (a) The Seller shall establish a record date for, duly call and hold a meeting of its stockholders (the “Bexil Stockholders’ Meeting”) as promptly as practicable for the purpose of voting to approve the Agreement and the Bexil Sale, and the Seller shall use its commercially reasonable efforts to hold the Bexil Stockholders’ Meeting as soon as practicable after the date on which the Proxy Statement is cleared by the SEC.

    (b)        In connection with the Bexil Stockholders’ Meeting, the Seller will (i) subject to, and to the extent permissible under, applicable Law, use its commercially reasonable efforts (including maintaining a nationally recognized proxy solicitor or other proxy solicitor reasonably acceptable to Buyer Parties (it being agreed that N.S. Taylor is acceptable) and postponing or adjourning the Bexil Stockholders’ Meeting to obtain a quorum or to solicit additional proxies, but for no other reason without the prior consent of Buyer Parties, such consent not to be unreasonably withheld) to obtain the Required Vote and (ii) otherwise comply with all legal requirements applicable to the Bexil Stockholders’ Meeting.

        5.3 No Solicitation of Other Proposals. (a) Notwithstanding anything in the Existing Stockholders Agreement to the contrary, except as expressly permitted by the terms of this Agreement, prior to the earlier of the Closing or the termination of this Agreement pursuant to Section 7.1, the Seller shall not, directly or indirectly, take (and the Seller shall not authorize or permit any of its Representatives or, to the extent within the Seller’s control, other Affiliates to take) any action to (i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring the Seller to abandon, terminate or fail to consummate the Bexil Sale or any other transaction contemplated by this Agreement, or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any Person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal, provided, however, if at any time prior to obtaining the Required Vote, the Seller receives a bona fide written Superior Proposal with respect to which the Board of Directors determines in good faith, after consulting with outside counsel, that to do so is necessary or advisable to comply with the directors’ duties to the Seller and its stockholders under applicable Law, then to that extent (and only to that extent), the Seller and its directors, officers and other Representatives may, in response to such Superior Proposal: (A) furnish non-public information with respect to the Seller and York (in the Seller’s possession) to the Person making such Superior Proposal (and to such Person’s Representatives), but only if: (1) such Person enters into a confidentiality agreement with the Seller on terms not more favorable to the other party than the Confidentiality Agreement; and (2) concurrently with the delivery to such Person, the Seller delivers to Buyer Parties all such information relating to such Superior Proposal not previously provided to Buyer Parties; and (B) participate in discussions and negotiations with such Person (and with such Person’s Representatives) regarding such Superior Proposal.

    (b)        In addition to the other obligations of the Seller set forth in this Section 5.3, promptly after any executive officer or director of the Seller becomes aware that any proposal has been received by, any information has been requested from, or any discussions or negotiations have been sought to be initiated or continued with, the Seller in respect of any Takeover Proposal, the Seller shall advise Buyer Parties of such proposal, request or other contact within twenty-four (24) hours of receipt of such proposal, request or contact, shall furnish to Buyer Parties copies of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing and shall keep Buyer Parties fully informed on a prompt basis with respect to any developments with respect to the foregoing.

    (c)        Except as expressly permitted by this Section 5.3(c): (i) the Board of Directors shall not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyer Parties, the Board Recommendation, (ii) neither the Board of Directors nor any committee thereof (including the Special Committee) shall approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, and (iii) neither the Board of Directors nor any committee thereof (including the Special Committee) shall authorize or cause the Seller to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement related to any Takeover Proposal. Notwithstanding the foregoing or any other provision of this Agreement, but subject to the procedures set forth in Section 5.3(d), (A) if at any time prior to obtaining the Required Vote the Seller receives a bona fide written Superior Proposal, the Board of Directors may withdraw or modify the Board Recommendation, any committee of the Board of Directors (including the Special Committee) may withdraw or modify its recommendation with respect to this Agreement and the Board of Directors may recommend a Superior Proposal, if the Board of Directors (or any committee thereof to which authority to make such determination has been delegated in accordance with Maryland Law) determines in good faith after consulting with outside counsel, that such withdrawal, modification or recommendation is necessary or advisable to comply with its duties to the Seller and its stockholders under applicable Law and (B) the Board of Directors may, contemporaneously with the termination of this Agreement pursuant to Section 7.1(a)(x), cause the Seller to enter into a letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Superior Proposal (other than a confidentiality agreement as contemplated by Section 5.3(a)).

    (d)        If the Board of Directors shall have determined to recommend to the stockholders of the Seller that they approve a Superior Proposal pursuant to Section 5.3(c): (i) the Seller shall immediately provide Buyer Parties oral notice of such Superior Proposal and a written notice that describes the material terms of such Superior Proposal and the parties thereto, (ii) Buyer Parties shall have the right (but Buyer Parties shall not be obligated), at any time during the five (5) business days following receipt of such written notification from the Seller, to propose adjustments in the terms and conditions of this Agreement or to propose an alternate transaction, and (iii) if Buyer Parties propose an adjustment to the terms of this Agreement or an alternate transaction within such five (5) business days, the Board of Directors shall consider in good faith (in consultation with the Seller Financial Advisor) such proposal from Buyer Parties prior to (A) withdrawing or modifying the Board Recommendation or any other recommendation with respect to this Agreement, (B) recommending such Superior Proposal to the Seller’s stockholders or (C) terminating this Agreement pursuant to Section 7.1(a)(x). The Seller shall not take any of the actions set forth in clause (iii)(A), clause (iii)(B) or clause (iii)(C) of the immediately preceding sentence until (x) the Seller has delivered to Buyer Parties the notice required by clause (i) of the immediately preceding sentence and (y) the five (5) business day period set forth in clause (ii) of the immediately preceding sentence has elapsed and either (1) the Seller has not received, or received notice of, a proposal from Buyer Parties complying with clause (ii) of the immediately preceding sentence or (2) the Seller has received such a proposal from Buyer Parties and the Board of Directors has considered such proposal in good faith (in consultation with the Seller Financial Advisor).

      5.4 Waiver of Rights of Existing Stockholders Agreement.

    (a)        In accordance with Section 18 of the Existing Stockholders Agreement:

    (i)        the Seller hereby waives any and all rights that the Seller may have pursuant to the Existing Stockholders Agreement (including, without limitation, those set forth in Sections 2, 5 and 11) with respect to the execution and delivery by MacArthur of the MacArthur Purchase Agreement and the consummation of the transactions contemplated by the MacArthur Purchase Agreement (including, without limitation, the MacArthur Transactions) on the terms and conditions contemplated therein, provided, however, that, subject to Section 5.4(a)(ii), this waiver shall terminate and shall be null and void, ab initio, and of no further force or effect, upon the earliest to occur of (x) a termination of this Agreement in accordance with its terms and (y) the termination, waiver or amendment of Section 5.13 (Existing Stockholders Agreement) of the MacArthur Purchase Agreement; and

    (ii)        notwithstanding the foregoing clause (i), the Seller unconditionally waives any and all rights that the Seller may have pursuant to Sections 2 and 3 of the Existing Stockholders Agreement with respect to the agreement made by MacArthur to restrict the transferability of the MacArthur Shares pursuant to Section 9.1(b)(iii)(C) and (D) of the MacArthur Purchase Agreement, which waiver shall survive any termination of this Agreement.

        5.5 Stockholder Distributions. In the event that the Seller receives a Stockholder Distribution after the date hereof and on or prior to the Closing Date, the Seller shall promptly notify Buyer Parties in writing of the date and amount of such Stockholder Distribution.

ARTICLE VI

CONDITIONS TO THE CLOSING

        6.1 Conditions to the Closing Relating to Buyer. Buyer Parties’ obligation to consummate the transactions contemplated hereby is subject to the fulfillment or written waiver, prior to or at the Closing Date, of each of the following conditions:

    (a)        Representations, Warranties and Covenants. All representations and warranties of the Seller contained in this Agreement and qualified by the words “material,” “Material Adverse Effect” and similar phrases shall be true and correct in all respects, and all representations and warranties of the Seller contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at and as of the date of this Agreement and at and as of the Closing Date, except for those representations and warranties that speak as of a particular date, which will continue to be true and correct as of such date, and the Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

    (b)        Regulatory Consents, Authorizations, etc. All consents, authorizations, Orders and Approvals of, and filings and registrations with any Governmental Entity (including pursuant to the HSR Act) or any other Person which are required for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made. The applicable waiting period, including all extensions thereof, under the HSR Act shall have expired or been terminated.

    (c)        Corporate Documents. Buyer Parties shall have received from the Seller, (i) any required stockholder proxies, resolutions or consents from the holders of Equity Securities of the Seller authorizing the Seller to enter into this Agreement and authorizing and approving the transactions contemplated hereby and (ii) resolutions adopted by the Board of Directors approving this Agreement and the transactions contemplated hereby, in each case certified by the Seller’s corporate secretary.

    (d)        Litigation; Other Events. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action be pending or threatened, which questions the validity or legality of, or prohibits or restricts or, if successful, would prohibit or restrict, the transactions contemplated by this Agreement or would not permit York or its Subsidiaries as presently operated to continue materially unimpaired following the Closing Date or which would have any material adverse effect on the right or ability of Buyer Parties to own, operate, possess or transfer York and its Subsidiaries after the Closing.

    (e)        Deliveries. The deliveries referred to in Section 1.5(a) shall have been made.

    (f)        Certificates. The Seller shall have furnished Buyer Parties with such certificates of its officers and others to evidence compliance with the conditions set forth in this Section 6.1 as may be reasonably requested by Buyer Parties.

    (g)        Stockholder Approval. This Agreement and the Bexil Sale shall have been approved by the Required Vote of the stockholders of the Seller in accordance with applicable Law.

    (h)        Consummation of the MacArthur Transactions.  The MacArthur Transactions and the other transactions contemplated by the MacArthur Purchase Agreement shall have been consummated.

        6.2 Conditions to the Closing Related to the Seller. The Seller’s obligation to consummate the transactions contemplated hereby is subject to the fulfillment or waiver, prior to or at the Closing Date, of each of the following conditions:

    (a)        Representations, Warranties and Covenants. All representations and warranties of Buyer Parties contained in this Agreement and qualified by the words “material,” “Material Adverse Effect” and similar phrases shall be true and correct in all respects, and all representations and warranties of Buyer Parties contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, at and as of the date of this Agreement and at and as of the Closing Date, except for those representations and warranties that speak as of a particular date, which will continue to be true and correct as of such date, and Buyer Parties shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

    (b)        Regulatory Consents, Authorizations, etc. All consents, authorizations, Orders and Approvals of, and filings and registrations with any Governmental Entity (including pursuant to the HSR Act) which are required for or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby, shall have been obtained or made. The applicable waiting period, including all extensions thereof, under the HSR Act shall have expired or been terminated.

    (c)        Litigation; Other Events. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action be pending or threatened, which questions the validity or legality of, or prohibits or restricts or, if successful, would prohibit or restrict, the transactions contemplated by this Agreement.

    (d)        Deliveries. The deliveries referred to in Section 1.5(b) shall have been made.

    (e)        Certificates. Buyer Parties shall have furnished the Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Section 6.2 as may be reasonably requested by the Seller.

    (f)        Stockholder Approval. This Agreement and the Bexil Sale shall have been approved by the Required Vote of the stockholders of the Seller in accordance with applicable Law.

ARTICLE VII

MISCELLANEOUS

         7.1 Termination.

    (a)        Termination. This Agreement may be terminated at any time prior to Closing:

(i) by the Buyer Parties and the Seller, by action of their respective boards of directors;

    (ii)        by Buyer Parties, on the one hand, or the Seller, on the other hand, if the Closing shall not have occurred on or before June 30, 2006 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement to occur on or before such date;

    (iii)        by Buyer Parties, on the one hand, or the Seller, on the other hand, if any Governmental Entity shall have issued an Order or taken any other action (including the failure to take action) permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable;

    (iv)        by Buyer Parties if (A) there is a material breach of any representation or warranty set forth in Article III hereof or any covenant or agreement to be complied with or performed by the Seller pursuant to the terms of this Agreement or (B) the failure of a condition set forth in Section 6.1 to be satisfied (and such condition is not waived in writing by Buyer Parties) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 6.1 to be satisfied on or prior to the Closing Date; provided that Buyer Parties may not terminate this Agreement prior to the 30th day following the occurrence of such failure if such failure is capable of being cured and the Seller is using reasonable best efforts to cure such failure;

    (v)        by the Seller if there is a material breach of any representation or warranty set forth in Article II hereof or of any covenant or agreement to be complied with or performed by Buyer Parties pursuant to the terms of this Agreement or the failure of a condition set forth in Section 6.2 to be satisfied (and such condition is not waived in writing by the Seller) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Section 6.2 to be satisfied on or prior to the Closing Date; provided that the Seller may not terminate this Agreement prior to the 30th day following the occurrence of such failure if such failure is capable of being cured and Buyer Parties are using reasonable best efforts to cure such failure;

    (vi)        by Buyer Parties if the approval by the stockholders of the Seller required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the Required Vote at the Bexil Stockholders’ Meeting or at any adjournment thereof;

    (vii)        by the Seller if the approval of the stockholders of the Seller required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the Required Vote at the Bexil Stockholders’ Meeting or at any adjournment thereof;

    (viii)        by Buyer Parties if (A) the Board of Directors shall have withdrawn, or modified or qualified in a manner adverse to Buyer Parties, or failed upon Buyer Parties’ request to reconfirm, the Board Recommendation (or determined to do so); (B) a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 15% or more of the outstanding Equity Securities of the Seller is commenced (other than by Buyer Parties or an Affiliate of Buyer Parties) and the Board of Directors fails to recommend that their stockholders not tender their shares in such tender or exchange offer; (C) any person (other than the parties to the Voting Agreement) or group becomes the beneficial owner of 15% or more of the outstanding Equity Securities of the Seller; or (D) for any reason the Seller fails to call or hold the Bexil Stockholders’ Meeting to obtain the Required Vote by the 5th day prior to the Outside Date;

    (ix)        by Buyer Parties, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on York or a material adverse effect on the Seller’s ability to consummate the transactions contemplated by this Agreement;

    (x)        by the Seller, if, prior to obtaining the Required Vote, it receives a Superior Proposal and the Board of Directors determines in good faith, after consultation with the Seller Financial Advisor, to enter into an agreement to effect the Superior Proposal; provided that the Seller may not terminate this Agreement pursuant to this Section 7.1(x) unless (A) the Seller has complied with its obligations under Section 5.3 and (B) five (5) business days have elapsed following delivery to Buyer Parties of a written notice of such determination by the Board of Directors and during such five (5) business day period Buyer Parties have not submitted a binding offer that the Board of Directors has determined in its good faith judgment to be at least as favorable to the Seller’s stockholders as the Superior Proposal; or

    (xi)        by Buyer Parties, on the one hand, or the Seller, on the other hand, if the MacArthur Purchase Agreement shall have been terminated prior to the consummation of the MacArthur Transactions and the other transactions contemplated thereby.

(b)	In the Event of Termination. In the event of termination of this Agreement:

(i)	each party will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

(ii)	neither party hereto shall have any liability to the other party to this Agreement, except:

(A)	with respect to any liabilities or damages incurred or suffered by any party as a result of the breach by the other parties hereto of any of their representations, warranties, covenants or other agreements set forth in this Agreement;

(B)	if this Agreement is terminated by (x) Buyer Parties pursuant to Section 7.1(a)(iv)(A), Section 7.1(a)(vi), Section 7.1(a)(viii) or because of a failure to satisfy a condition set forth in Section 6.1(a), (c), (e), (f) or (g), or (y) Seller pursuant to Section 7.1(a)(vii) or Section 7.1(a)(x), in each such case Seller shall pay to Buyer an amount equal to Buyer’s Expenses up to an aggregate amount of $1,750,000; and

(C)	the provisions of Section 5.4(a)(ii) shall survive any termination of this Agreement.

(c)	Payments. Payment of Expenses pursuant to Section 7.1(b)(ii)(B) shall be made not later than three business days after delivery to Seller of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of Buyer Parties (which itemization may be supplemented and updated from time to time by Buyer Parties until the 90th day after such party delivers such notice of demand for payment without positioning the time for payment of previously submitted Expenses). All payments under Section 7.1 shall be made by wire transfer of immediately available funds to an account designated by Buyer Parties. Seller and Buyer Parties acknowledge that the agreements contained in this Section 7.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer Parties would not enter into this Agreement. Accordingly, if Seller fails promptly to pay any amount due to Buyer Parties pursuant to this Section 7.1 and, in order to obtain such payment, any Buyer Party commences a suit which results in a final, non-appealable judgment against Seller for the fees and expenses set forth in this Section 7.1, Seller shall pay to Buyer Parties their costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such suit, together with interest on the aggregate amount of the fees and expenses at a rate equal to the prime rate reported in the Wall Street Journal on the date such payment was required to be made pursuant to Section 7.1 plus two (2) percent.

        7.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date. This Section 7.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

        7.3 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or when sent by telex, telecopy or other electronic or digital transmission method (including, but not limited to, in portable document format by electronic mail) or three (3) business days after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed or one (1) business day after being sent via a nationally recognized courier service for next business day delivery, to the party to whom it is directed:

If to Buyer Parties, to:

c/o Odyssey Investment Partners, LLC
280 Park Avenue, 38th Floor West
New York, NY 10017
Attention: Douglas Rotatori
           Jeffrey McKibben
Facsimile: (212) 351-7925
E-Mail: drotatori@odysseyinvestment.com
jmckibben@odysseyinvestment.com

With copies to: Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, NY 10022 Attention: Robert F. Kennedy, Esq. Facsimile: (212) 751-4864 E-Mail: robert.kennedy@lw.com

If to the Seller, to: Bexil Corporation 11 Hanover Square New York, NY 10005 Attention: Thomas B. Winmill Facsimile:(212) 363-1101 E-Mail: twinmill@bexil.com

With copies to: Ropes & Gray LLP 45 Rockefeller Plaza New York, New York 10111-0087 Attention: Joshua A. Leuchtenburg, Esq. Facsimile: (212) 841-5725 E-Mail: Joshua.Leuchtenburg@ropesgray.com or for any party, at such other address as such party shall have specified in writing to each of the others in accordance with this Section 7.3.

        7.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

        7.5 Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to limit or affect any of the provisions hereof.

         7.6 Amendments; No Waivers.

    (a)        Any provision of this Agreement may be waived or amended if, and only if, such amendment or waiver is in writing and signed by each of the parties hereto.

    (b)        No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement, or to exercise any right or remedy consequent upon a breach hereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition hereof.

        7.7 Entire Agreement; No Assignment. This Agreement (including the schedules hereto, the other documents delivered pursuant hereto and any amendments hereto) (a) constitutes the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any other Person any rights or remedies hereunder, and this Agreement shall not be assigned, by operation of Law or otherwise prior to the Closing; provided that Buyer Parties may assign their rights under this Agreement to any of its Affiliates and to any lender(s) (or any agent on their behalf) providing financing for the transactions contemplated hereby.

        7.8 Governing Law. This Agreement and all claims arising out of or relating to it shall be governed by and construed in accordance with the Laws of the State of New York, except to the extent that the MGCL is applicable to actions taken by the Seller and its officers and directors in connection with this Agreement and the Bexil Sale.

        7.9 Severability. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of this Agreement.

7.10 Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

        7.11 JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR ITSELF AND ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS AND RULES OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA AND THE RULES OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS IN THE SOUTHERN DISTRICT OF NEW YORK, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF, IN RESPECT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR OBLIGATION. EACH PARTY FURTHER IRREVOCABLY DESIGNATES AND APPOINTS THE INDIVIDUAL IDENTIFIED IN OR PURSUANT TO SECTION 6.3 HEREOF TO RECEIVE NOTICES ON ITS BEHALF, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH ACTION BEFORE ANY BODY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AT ITS ADDRESS PROVIDED IN SECTION 7.3. IF ANY AGENT SO APPOINTED REFUSES TO ACCEPT SERVICE, THE DESIGNATING PARTY HEREBY AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT IN THE APPLICABLE JURISDICTION MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS PROVIDED IN SECTION 7.3. EACH PARTY HEREBY ACKNOWLEDGES THAT SUCH SERVICE SHALL BE EFFECTIVE AND BINDING IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

        7.12 Attorneys’ Fees. In the event of any proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to recover from the losing party all of its costs and expenses incurred in connection with such proceeding, including court costs and reasonable attorneys’ fees, whether or not such proceeding is prosecuted to judgment.

ARTICLE VIII

DEFINITIONS

        8.1 General. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

    (a)        The terms defined in this Article VIII include the plural as well as the singular,

    (b)        All accounting terms not otherwise defined herein have the meanings assigned under GAAP,

    (c)        All references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

    (d)        Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

    (e)        The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

        8.2 Definitions. As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply:

        “Action” means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in Law or in equity, or before any arbitrator or Governmental Entity.

        “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

        “Agreement” means this Agreement by and among Buyer Parties and the Seller, as amended or supplemented, together with all Exhibits and Schedules attached or incorporated by reference.

        “Approval” means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person, but does not include the Required Vote.

        “Associate” of a Person means (a) a corporation or organization (other than York or a party to this Agreement) of which such Person or any Associate is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities, (b) any trust or other estate in which such Person or any Associate has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (c) any relative or spouse of such Person or any relative of such spouse who has the same home as such Person.

        “Bexil Sale” has the meaning set forth in the third recital of this Agreement

        “Bexil Shares” has the meaning set forth in the third recital of this Agreement.

        “Bexil Stockholders’ Meeting” has the meaning set forth in Section 5.2 hereof.

        “Board of Directors” has the meaning set forth in the third recital to this Agreement.

        “Board Recommendation” means the recommendation by the Board of Directors to the stockholders of the Seller that the approval of this Agreement and the Bexil Sale contemplated hereby by Bexil’s stockholders is advisable and that Bexil’s board of directors has determined that the approval of this Agreement and the Bexil Sale contemplated hereby is fair and in the best interests of the Seller and its stockholders.

        “Buyer” has the meaning set forth in the preamble to this Agreement.

        “Buyer Parties” has the meaning set forth in the preamble to this Agreement.

        “Closing” means the consummation of the Transactions and the other transactions contemplated by this Agreement.

        “Closing Date” has the meaning set forth in Section 1.4 hereof.

        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the applicable regulations thereunder.

        “Confidentiality Agreement” means that certain Confidentiality Agreement between Odyssey Investment Partners, LLC and Chapman Associates, dated as of March 18, 2005.

        “Contract” means any agreement, arrangement, bond, insurance policy, commitment, franchise, indemnity, indenture, instrument, lease, license, insurance policy or understanding, whether or not in writing.

        “Default” shall mean (a) a breach of or default under any Contract or Permit, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Permit, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Permit.

        “Encumbrance” means any claim, charge, easement, encumbrance, lease, covenant, security interest, mortgage, lien, option, pledge, rights of others, restriction (whether on voting, sale, transfer, disposition or otherwise), or other encumbrance whatsoever, whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities Law.

        “Equity Securities” means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Existing Stockholders Agreement” has the meaning set forth in Section 1.5(a) hereof.

        “Expenses” includes all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the MacArthur Purchase Agreement and the transactions contemplated hereby and thereby.

        “GAAP” means accounting principles generally accepted in the United States of America, including generally accepted accounting principles as interpreted by the SEC.

        “Governmental Entity” means any governmental or regulatory body, agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

        “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        “Knowledge” or “to its best knowledge” and like terms shall mean, with respect to: (i) Buyer Parties, the actual knowledge of Douglas Rotatori and Jeffrey McKibben and (ii) Bexil, the actual knowledge of Thomas B. Winmill.

        “Law” means any constitutional provision, laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, interpretations, principles of law and Orders of any Governmental Entity, including without limitation environmental laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

        “MacArthur” has the meaning set forth in the second recital to this Agreement.

        “MacArthur Agreements” has the meaning set forth in Section 2.8 hereof.

        “MacArthur Contribution” has the meaning set forth in the second recital of this Agreement.

        “MacArthur Contribution Shares” has the meaning set forth in the second recital of this Agreement.

        “MacArthur Sale” has the meaning set forth in the second recital of this Agreement.

        “MacArthur Shares” has the meaning set forth in the second recital of this Agreement.

        “MacArthur Transactions” has the meaning set forth in the second recital of this Agreement.

        “Material Adverse Effect” means, with respect to any Person, any adverse change or effect in the condition (financial or otherwise), business or results of operations of such Person or any of its Subsidiaries which is material to such Person and its Subsidiaries, taken as a whole, other than any change or effect resulting from or arising out of (A) changes or conditions generally affecting the industries or segments in which such Person operates or (B) changes in local, regional or national general economic, market or political conditions which, in the case of (A) or (B), is not specifically related to, or does not have a materially disproportionate effect (relative to other industry participants) on, such Person.

        “MGCL” means the Maryland General Corporation Law, as amended.

        “Order” means any decree, injunction, judgment, order, ruling, assessment or writ of any Governmental Entity.

        “Other Filings” means all filings made by or required to be made by the Seller with the SEC other than the Proxy Statement.

        “Outside Date” has the meaning set forth in Section 7.1(a)(ii) hereof.

        “Parent” has the meaning set forth in the preamble to this Agreement.

        “Permit” means any franchise, Order or Approval or any waiver of the foregoing, required to be issued by any Governmental Entity.

        “Person” means an association, a corporation, an individual, a partnership, a trust, a firm or any other entity, group or organization, including a Governmental Entity.

        “Proxy Statement” has the meaning set forth in Section 5.1 hereof.

        “Purchase Price” has the meaning set forth in Section 1.2 hereof.

        “Representative” shall mean any officer, director, principal, attorney, advisor, agent, employee or other representative.

        “Required Vote” has the meaning set forth in Section 3.2 hereof.

        “SEC” means the United States Securities and Exchange Commission.

        “Securities Act” has the meaning set forth in Section 2.7(a).

        “Seller” has the meaning set forth in the preamble to this Agreement.

        “Seller Financial Advisor” has the meaning set forth in Section 3.8 hereof.

        “Shares” means the common shares of York.

        “Special Committee” has the meaning set forth in the third recital to this Agreement.

        “Stockholder Distributions” means any cash payments made by York to the Seller (including, without limitation, with respect to any management or consulting fees).

        “Superior Proposal” means a bona fide Takeover Proposal made by a third party which was not solicited by or on behalf of the Seller, any Representative of the Seller or any other Affiliate of the Seller and which, in the good faith judgment of the Board of Directors taking into account the various legal, financial and regulatory aspects of the proposal and the Person making such proposal (a) if accepted, is reasonably likely to be consummated, and (b) if consummated would, based upon the written advice of the Seller Financial Advisor, result in a transaction that is more favorable to the Seller or the Seller’s stockholders, from a financial point of view, than the Bexil Sale contemplated by this Agreement.

        “Takeover Proposal” means any proposal or offer from any Person (other than Buyer Parties and their Affiliates) providing for any: (a) acquisition (whether in a single transaction or a series of related transactions) of assets of the Seller or York having a fair market value equal to 10% or more of Seller’s or York’s consolidated assets, as applicable, (b) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 10% or more of the voting power of the Seller or York, (c) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of any of the Shares, (d) tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of the voting power of the Seller or York, or (e) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Seller or York, in each case, other than the Transactions.

        “Tax” or “Taxes” means (i) taxes of any kind, levies or other like assessments, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, escheat liability or other similar property rights asserted by any Governmental Entity or governmental authority, estimated taxes, withholding, employment, social security, workers compensation, utility, severance production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax and (ii) any liability for Taxes of another Person as a transferee, successor, by operation of Law, contract or otherwise.

        “Tax Return” means any report, return, statement, estimate, extension request, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

        “Transactions” has the meaning set forth in the second recital of this Agreement.

        “Voting Agreement” means the voting agreement, dated as of the date hereof, among Parent and certain stockholders of the Seller named therein, attached hereto as Exhibit A.

        “York” has the meaning set forth in the first recital to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written:

BEXIL CORPORATION, a Maryland corporation By:/s/Thomas B. Winmill Name: Thomas B. Winmill Title: President

YORK INSURANCE ACQUISITION, INC., a Delaware corporation By:/s/Douglas W. Rotatori Name: Douglas W. Rotatori Title: CEO and President